UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 18, 2023 (October 13, 2023)

Athersys, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33876	20-4864095
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3201 Carnegie Avenue, Cleveland, Ohio	44115-2634
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (216) 431-9900

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.01         Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

As previously disclosed, Athersys, Inc. (the “Company”) received a written notice from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) on October 14, 2022, that the Company no longer complied with the Market Value of Listed Securities requirement pursuant to Nasdaq Listing Rule 5550(b)(2) (the “MVLS Requirement”). The Company had been granted by the Nasdaq Hearings Panel (the “Panel”) until October 10, 2023, to regain compliance with the MVLS Requirement, which represents the full extent of the Panel’s discretion to grant continued listing while the Company is non-compliant. On October 12, 2023, Nasdaq requested an update from the Company and, in response, the Company submitted an update to Nasdaq on October 13, 2023 and requested additional time to regain compliance.

On October 16, 2023, the Company received a delisting determination letter from Nasdaq advising the Company that the Panel had determined that the Company was unable to demonstrate compliance with the MVLS Requirement. As a result trading of the Company’s common stock will be suspended at the opening of business on October 18, 2023, and a Form 25-NSE will be filed with the U.S. Securities and Exchange Commission, removing the Company’s securities from listing and registration on Nasdaq.

The Company may, but currently does not intend to, request an appeal of the Panel's determination with Nasdaq. The Company’s common stock is expected to trade on the over-the-counter market.

Item 8.01         Other Events

As previously disclosed, the Company responded to a request for proposal by the Biomedical Advanced Research and Development Authority, an agency within the U.S. Department of Health and Human Services (“BARDA”), with a view to include MultiStem in a BARDA-sponsored phase 2 platform clinical trial (“BARDA-Sponsored Clinical Trial”) for acute respiratory distress syndrome (“ARDS”).

On October 13, 2023, BARDA notified the Company that MultiStem has not been selected for inclusion in the BARDA-Sponsored Clinical Trial.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains statements that are, or may be deemed, “forward-looking statements.” Forward-looking statements generally use forward-looking words, such as “may,” “will,” “could,” “should,” “would,” “project,” “believe,” “anticipate,” “expect,” “estimate,” “continue,” “potential,” “plan,” “forecast” and other words that convey the uncertainty of future events or outcomes. These forward-looking statements are not guarantees of the Company’s future performance and involve risks, uncertainties, estimates and assumptions that are difficult to predict and may be outside of the Company’s control. Therefore, the actual outcomes and results may differ materially from those expressed in or contemplated by the forward-looking statements. Any forward-looking statement speaks only as of the date of this Current Report on Form 8-K. Except as may be required by applicable law, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, and investors are cautioned not to rely upon them unduly.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 18, 2023
ATHERSYS, INC.

By:	/s/ Daniel Camardo
Daniel Camardo Chief Executive Officer and Duly Authorized Officer